FIRST AMENDMENT — EMPLOYMENT AGREEMENT

Aduro Energy Inc.

This amendment ("**Amendment**") is made and entered into as of the 1st day of April 2023 (the "**Amendment Date**") between Aduro Energy Inc. (the "**Employer**") and Mena Beshay (the "**Employee**" and together with the Employer, the "**Parties**").

WHEREAS:

A. By an employment agreement dated May 2, 2022 (the "**Agreement**") and made between the Employer and the Employee, the Employer agreed to employ the Employee as a "Technology Development Scientist II", on the terms set out in the Agreement

B. The Parties wish to amend the Agreement as set out below;

Therefore, for and in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and legal sufficiency of all of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

In this Amendment, capitalized terms not otherwise defined or modified herein have the meanings given to them in the Agreement.

2. AMENDMENT TO THE AGREEMENT

Section 3.(a) of the Agreement is deleted and replaced with the following:

> **3. Compensation**
>
> (a) Effective from May 2, 2022, the Employee shall receive a gross salary of **$185,000 CAD** per annum. Effective April 1, 2023, the Employee shall receive a salary increase from $185,000 annually to **$200,000 CAD** annually. The salary is paid for all services rendered by the Employee in the course of the employment hereunder and is to be paid at such times and in such fashion as is in keeping with the ordinary practices and policies of the Employer. Such salary shall be reviewed periodically by the Employer and may be varied from time to time by the Employer as the Employer may in its absolute discretion decide without the necessity of an amendment hereto provided that with respect to any reduction in salary, subject to paragraph 3(g) below, the Employer shall give to the Employee such written notice of said reduction as would be required in the event that the Employer were providing written notice of termination of employment pursuant to the provisions of subparagraph 5(a)(ii) hereof.

3. GENERAL

3.1 Status of Agreement

Except as set forth herein, all the terms and conditions contained in the Agreement are confirmed. The Parties further confirm that the Agreement is in full force and effect, and that the Agreement and this

Amendment will be read and construed as one agreement, with the Amendment having effect as and from the Amendment Date set out above.

3.2 Counterparts and Facsimile

This Amendment and all documents contemplated by or delivered under or in connection with this Amendment may be executed and delivered in any number of counterparts with the same effect as if all parties had all signed and delivered the same document and all counterparts shall be construed together to be an original and shall constitute one and the same agreement. Any party may deliver an executed copy of this Amendment by fax or email but that party shall immediately dispatch by delivery in person to the other parties an originally executed copy of this Amendment.

3.3 Governing Law

This Amendment shall be governed and construed in accordance with the laws of the Province of British Columba and the Parties attorn to the exclusive jurisdictions of the courts of British Columbia.

3.4 Counterparts and Facsimile

The Employee acknowledges and agrees that he has had the opportunity to seek, and has not been prevented or discouraged by the Employer from seeking, independent legal advice prior to the execution and delivery of this Agreement by the Employee.

In witness of which, the parties the Parties hereto have executed this Agreement on the day and year first written above.

ADURO CLEAN TECHNOLOGIES INC.

Per: /s/ Ofer Vicus

A8BA0E94FE144B3...

OFER VICUS, CEO - Authorized Signatory

SIGNED, SEALED and DELIVERED in the presence of:

[redacted]

Signature [redacted]

Print Name [redacted]

Address [redacted]

Occupation

/s/ Mena Beshay

MENA BESHAY

VIA EMAIL

May 17, 2022

Mena Beshay
[redacted]

Dear Mena,

Re: Employment with Aduro Energy Inc.

Further to our recent discussions, we are pleased to offer you employment with Aduro Energy Inc. ("Aduro") and present you with the applicable terms and conditions, which are contained in the enclosed Employment Agreement (the "Agreement").

The essential terms of your employment are that you are to join Aduro in the capacity of our **Chief Financial Officer** effective on or after **May 2, 2022,** at an annual base salary of **$185,000** CAD.

The balance of the terms and conditions of your employment are those contained in the attached Agreement. While we expect you to read the entire Agreement carefully, and seek independent legal advice if you wish, please pay close attention to sections 3 and 5, as they set out specific provisions concerning your entitlements upon termination of employment, as well as discretionary compensation variation in response to economic or business conditions.

In exchange for signing this Employment Agreement, you shall receive a signing bonus of $7,700 CAD.

Aduro is committed to the success of all of its employees. If you feel you need accommodation because of illness or disability, please do not hesitate to contact me at your earliest convenience. You will also be briefed on our policies, including its policies regarding occupational health and safety, human rights, accommodation, and any applicable accessibility legislation during your orientation process.

Please be advised that this offer is conditional upon your legally extricating yourself from any and all existing contractual obligations. Please know also that it is the policy of Aduro to conduct all of its business affairs with the highest ethical standards and accordingly no employee is permitted to use or disclose any trade secret, confidential information or proprietary property of any former employer or other third party.

Our employees are hired for their skills and expertise and any failure to comply with our ethical standards or policies will be considered grounds for termination of employment.

Please indicate your acceptance of this Employment Agreement by signing and returning to us via email, a PDF copy of the enclosed documentation no later than **5:00 p.m. ET on May 20, 2022**. We will in turn provide you with a fully executed copy of the Agreement in due course.

We very much look forward to our success together and ask that if you have any questions at all, do not hesitate to contact me.

Yours very truly,

ADURO ENERGY INC.

Ofer Vicus
Chief Executive Officer

Encls. Employment Agreement, including Appendix "A" Job Description and Appendix "B" Remote Work Agreement

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made effective as of the 2nd day of May 2022.

B E T W E E N:

ADURO ENERGY INC.
(the "**Employer**")

- and -

MENA BESHAY
(the "**Employee**")

WHEREAS the Employer and the Employee wish to enter into an agreement pursuant to which the Employee will to provide the Employee's services to the Employer as hereinafter set forth, and the Employer will retain the services of the Employee as an employee of the Employer.

NOW THEREFORE in consideration of the premises and mutual covenants and agreements hereinafter contained in this Employment Agreement (this "**Agreement**") and by the payment by the Employer to the Employee of the sum of **$7,700 CAD** (subject to regular withholdings and deductions, the sufficiency of which is hereby acknowledged), the parties hereto hereby mutually covenant and agree as follows:

1. EMPLOYMENT

(a) This Agreement is also conditional upon the Employee's successful completion of the Employer's screening process, in the Employer's absolute discretion, per the requirements of the position and as set out below:

(i) For the Employee's own protection and acknowledging that successful completion of the screening process is a condition of employment, the Employee should not resign any current employment or take other steps in expectation of successful completion of the screening process, unless and until the Employer confirms that the Employer is satisfied with the screening process results.

(ii) The Employer's screening process includes a verification of previous employment, education, as well as an acceptable criminal record check, in the absolute discretion of the Employer, which will take place and must be received prior to the Employee's Start Date, as defined in section 2. The Employer will notify the Employee in writing, pursuant to the notice provision at section 16 of the Agreement, in the event the offer is to be withdrawn for any reason.

(iii) In the event that the results of the screening process received prior to the Start Date are not satisfactory to the Employer, in the Employer's absolute discretion, then:

A. the Employee will not become an employee and the Agreement will be cancelled; and

B. the Employee will receive the greater of any statutory entitlements to which the Employee may be entitled and a gratuitous payment in an amount equal to two days of the hourly wages offered under subsection 3(a); and

C. subject to any statutory entitlements to which the Employee may be entitled, the Employee will not be entitled to any additional payments, compensation of damages of any nature whatsoever, including (but not limited to) any of the entitlements set out in subsection 5(a)(ii)(B), any common law reasonable notice, or compensation in lieu of notice.

(iv) If the required screening process is not yet completed to the satisfaction of the Employer, in the Employer's absolute discretion, before the Start Date set out in section 2 below, the Employer may allow the Employee to start work with the Employer (but the Employer is not obliged to) on the condition that if such an acceptable screening process is not received by the Employer within 6 weeks of the Start Date, the Employer, reserves the right to:

A. layoff the Employee in accordance with the British Columbia ***Employment Standards Act***, as amended from time to time (hereinafter referred to as the **"ESA"**) and subsection 5(f), below, without pay until the same is provided; or

B. terminate the Employee's employment in accordance with section 5 hereof.

(v) The Employee agrees to provide the Employer with another original authenticated criminal record check or undergo the screening process again immediately upon request of the Employer.

(b) The Employee is employed on a full-time basis as the **Chief Financial Officer.** The details concerning this position are set out in the attached **Position Summary** attached hereto as **Appendix "A"**. This position is subject to the Employer's right to change the Employee's assignments, duties and reporting relationships provided that with respect to any material change the Employer shall give to the Employee such written notice of said material change/changes as would be required in the event that the Employer were providing written notice of termination of employment in accordance with the minimum requirements under the ESA.

(c) The Employee is employed on a full-time basis for the Employer, and it is understood that the hours of work involved will vary and may be irregular. The Employee acknowledges that this clause constitutes agreement to work such hours.

(d) The Employee acknowledges that the Employee will ordinarily be working from home in British Columbia. In the event of an emergency or for reasons of public health and safety, the Employer may direct the Employee to continue to work remotely from the Employee's home or another location as approved by the Employer. The Employee agrees to comply with the Employer's **Remote Work Agreement**, as amended for the Employee, and as attached hereto as **Appendix "B"**.

(e) The Employee acknowledges and hereby agrees to carry out all lawful instructions given to the Employee by the Employer.

(f) The Employee acknowledges and hereby agrees to observe all policies of the Employer as the Employer may in its absolute discretion create from time to time and to perform all services associated with the position herein.

(g) The Employee acknowledges and hereby agrees that the Employer reserves the right to conduct monitoring or searching of activity and communications on all electronic devices provided to the Employee by the Employer, and the Employee acknowledges that the Employee does not have any right nor expectation of privacy with respect to same.

(h) The Employee acknowledges and agrees that during the currency of this Agreement, the Employee shall devote the Employee's full-time and skill to the duties and responsibilities contemplated herein. Unless the Employer's CEO explicitly agrees in writing to any such external engagement, the Employee shall not be engaged in any other employment in any other capacity or any other activity that interferes with the provision of the services contemplated herein or that is for the benefit of any person, corporation or enterprise whose business interests are either competitive or in conflict with those of the Employer.

(i) The Employee acknowledges and agrees that the Employee must be legally entitled to work for the Employer in Canada and is not in any way impeded from carrying out the duties and responsibilities of this position. Without limiting the foregoing, if applicable, the Employee must obtain and maintain a work permit allowing the Employee to work legally as an employee of the Employer in Canada. Subject to any statutory or regulatory obligation of the Employer to pay work permit-related fees, the Employee shall obtain any required extension or new visa in due course, at the Employee's own expense. The Employee shall provide the Employer with a copy of any such work permit prior to the commencement of any employment duties and shall provide the Employer with any subsequent renewals or updates to the Employee's work permit within three (3) days of issuance of a new, revised or extended permit. In the event the Employee's work permit expires or is revoked or refused for any reason, the Employee's employment with the Employer shall be deemed to be immediately frustrated and this Agreement shall terminate. In such case the Employee:

   (i) Shall continue to accrue and receive the Employee's said annual salary and benefits through to the date of termination indicated in the termination notice; and

   (ii) Shall receive any statutory payments, benefits, and other entitlements owing to the Employee.

(j) The Employee may be required to undertake occasional business travel (both domestic and international). Accordingly, the Employee will be required to maintain an up-to-date passport and remain legally able to travel internationally.

(k) The Employer will pay to the Employee a signing bonus of **$7,700 CAD** upon the return of this signed Agreement. The Employee acknowledges and agrees that the signing bonus constitutes actual and sufficient fresh consideration in exchange for signing this Agreement. The Employee hereby waives irrevocably any right the Employee may have to assert that this Agreement should be invalid, void or voidable, in whole or in part, for lack of consideration.

2. EMPLOYMENT TERM

Subject to being terminated pursuant to the provisions of section 5 hereof, the term of this Agreement shall be for an indefinite term commencing on **May 2, 2022** (the **"Start Date"**). As of the Commencement Date, this Agreement will replace and supersede all prior agreements with the

Employer, including all prior employment agreements.

3. **COMPENSATION**

(a) For all services rendered by the Employee in the course of the employment hereunder, the Employee shall receive a gross annual salary of **$185,000 CAD**. The said salary is to be paid at such times and in such fashion as is in keeping with the ordinary practices and policies of the Employer. Such salary shall be reviewed periodically by the Employer and may be varied from time to time by the Employer as the Employer may in its absolute discretion decide without the necessity of an amendment hereto provided that with respect to any reduction in salary, subject to subsection 3(h) below, the Employer shall give to the Employee such written notice of said reduction as would be required in the event that the Employer were providing written notice of termination of employment pursuant to the provisions of subsection 5(a)(ii) hereof.

(b) The Employee shall be granted the option to acquire 400,000 common shares of Aduro Clean Technologies Inc. in accordance with the terms and conditions of the current Aduro Clean Technologies Inc. Amended and Restated Incentive Stock Option Plan and an Aduro Clean Technologies Inc. Option Agreement. The Employee shall be entitled to participate in a restricted share unit plan to the extent that such a plan is developed and launched by the Employer.

(c) The Employee shall be entitled to participate in a separate bonus program to the extent that such a program is developed and launched by the Employer. Any such entitlement shall be based upon achievement of performance targets or other criteria as the Employer may, in its sole, absolute and unfettered discretion, decide. In this regard, the Employer is under no obligation to declare such bonus or provide such stock options. The Employee acknowledges that there is no guarantee that any allocation of bonus or stock options will be made with respect to any particular time frame, or if made, that such bonus or stock options shall be made in accordance with past formula for the determination of such bonus or stock options. For greater clarity, any bonus payment or stock option allocation will be solely in the discretion of the Employer. The Employee acknowledges and understands that the Employee has no entitlement to any bonus or stock options unless and until the bonus is paid or the stock options are allocated to the Employee.

Employee Signature: *My signature confirms that I have read and understand the above subsection 3(c) and I have had the opportunity to seek independent legal advice regarding the above subsection 3(c) before signing this Agreement.*

X /s/ Mena Beshay

(d) Subject to compliance with the ESA, no bonus shall be paid unless the Employee remains employed on the date of the payment of such bonus and the Employee shall not be entitled to receive a pro rata portion of the bonus for any period of employment predating the payment of bonus. For greater certainty, any period of reasonable notice of termination to which the Employee may be entitled at common law or any period of deemed employment following the cessation of the Employee's employment shall not be recognized for the purpose of establishing any entitlement to any bonus, or other non-salary compensation except as strictly required by the ESA. ***For further certainty, with respect to any bonus entitlement, the Employee is not entitled to any common law reasonable notice, payment in lieu thereof, or any other compensation or related damages in lieu of such notice except as strictly required by the ESA.***

***Employee Signature:** My signature confirms that I have read and understand the above subsection 3(d) and I have had the opportunity to seek independent legal advice regarding the above subsection 3(d) before signing this Agreement.*

X /s/ Mena Beshay

(e) Without limiting the generality of the foregoing, any bonus or other non-salary compensation or benefit shall only continue to accrue or be payable up to the later of (i) the date designated by the Employer as the effective date on which the period of employment ends, and (ii) the minimum period prescribed by the ESA, if any.

***Employee Signature:** My signature confirms that I have read and understand the above subsection 3(e) and I have had the opportunity to seek independent legal advice regarding the above subsection 3(e) before signing this Agreement.*

X /s/ Mena Beshay

(f) The Employee shall be entitled to participate in such additional benefits as are enjoyed from time to time generally by employees in accordance with the established practices and policies of the Employer as the Employer may in its absolute discretion create from time to time. In circumstances where the ESA entitles the Employee to any entitlement for the same purpose that is covered by any of the Employer's policies, those statutory entitlements shall be incorporated into the Employer's policies and all Employer provided benefits will be applied to and credited toward such corresponding statutory entitlements. In this regard, the Employee acknowledges having received a copy of the benefit documentation in force as of the date hereof. The Employee acknowledges that except as hereinafter set out, there are no further benefits. Furthermore, the Employee acknowledges and agrees that the Employer reserves the right to amend or terminate group benefits coverage from time to time in its sole discretion subject to the Employer providing such written notice of said changes as would be required in the event that the Employer were providing written notice of termination of employment in accordance with the minimum requirements under the ESA.

(g) Subject to ESA, any and all entitlements with respect to any benefits, stock options or other compensation are subject to the terms and conditions set-out in the associated documentation, plan and policies, as amended from time to time at the Employer's discretion.

(h) Notwithstanding subsection 3(a) above, the Employer reserves the right in response to economic or other business conditions, as determined in the absolute discretion of the Employer, to reduce the Employee's compensation and hours of work, or reduce the Employee's compensation by up to 10% without reducing hours of work. Any such reduction(s) shall not constitute a termination of the Employee's employment or a constructive dismissal. The Employee will be provided with written notice of such reduction(s) as would be required in the event that the Employer were providing written notice of termination of employment in accordance with the minimum requirements of the ESA.

Employee Signature: *My signature confirms that I have read and understand the above subsection 3(h) and I have had the opportunity to seek independent legal advice regarding the above subsection 3(h) before signing this Agreement.*

X /s/ Mena Beshay

4. VACATION

(a) The Employee shall be entitled to six weeks vacation in accordance with and as permitted by the Employer's Vacation Policy and in no event shall that entitlement ever be less than the vacation required by the ESA (the **"Vacation Minimums"**) which are:

(i) 2 weeks per year for Employees employed with the Employer for the first five years;

(ii) 3 weeks per year for Employees employed with the Employer for more than five years.

or as otherwise stipulated by the ESA.

(b) The Employee is responsible to ensure they take Vacation Minimums. For the purposes of the Vacation Minimums, the Employees' entitlements will be calculated based on an entitlement year that runs from January 1 – December 31 (the **"Entitlement Year"**).

(c) In order to ensure that the Employee takes their Vacation Minimums, the Employer reserves the right to unilaterally schedule the timing of the Employee's paid vacation in accordance with ESA.

(d) The Employee shall not accrue any vacation entitlement from one Entitlement Year to the next other than as permitted by ESA.

(e) During any statutory leave provided for by the ESA or any other leave that is more extensive than casual sick leave of short duration, vacation entitlement and/or vacation pay shall only accrue in accordance with the Vacation Minimums pursuant to the ESA and not as set out in the Employer's Vacation Policy, if different.

(f) Subject to subsection 4(d) above, and subject to compliance with the ESA, any vacation not taken in the appropriate Entitlement Year period shall be lost unless specific arrangements are made between the parties, which arrangements are to be confirmed in writing and signed by each of the parties hereto prior to the expiration of the said Entitlement Year.

(g) Upon termination of employment for any reason, the Employee will only receive a payout of accrued and unused vacation calculated based on (and limited to) the minimum requirements of the ESA. For clarity, upon termination of employment, any entitlement to vacation during the statutory notice period, if any, shall be prescribed by the ESA and vacation time or pay pursuant to the Employer's Vacation Policy over and above the Vacation Minimums prescribed by the ESA is deemed to be waived, and is automatically forfeited by the Employee without any compensation in lieu of same.

(h) The Employer will also provide the Employee with any unpaid leaves for which the Employee is eligible under the ESA. Any paid leaves provided by the Employer for any purpose also covered by any statutory leaves will be credited toward any paid and unpaid statutory leave entitlements.

5. TERMINATION AND CESSATION OF EMPLOYMENT

This section 5 contains important limitations on the Employee's rights. The Employee acknowledges having read it carefully and acknowledges having had the opportunity to review this Agreement in its entirety and this section, in particular, with independent legal counsel.

Employee Signature: *My signature confirms that I have read and understand the below section 5 and I have had the opportunity to seek independent legal advice regarding this section before signing this Agreement.*

X /s/ Mena Beshay

Notwithstanding anything herein contained to the contrary, this Agreement may be terminated in the following manner:

(a) **Termination by the Employer**

(i) This Agreement may be terminated effective at any time for cause by the Employer giving notice in writing of such termination to the Employee. If this Agreement and the employment of the Employee hereunder is so terminated pursuant to this subsection 5(a)(i), subject always to compliance with the ESA, the Employee:

A. shall continue to accrue and receive the Employee's said annual salary and benefits through to the date of termination indicated in the termination notice; and

B. shall receive any statutory payments, benefits, and other entitlements owing to the Employee.

(ii) This Agreement and the employment of the Employee hereunder may be terminated without cause at any time by the Employer giving to the Employee the greater of:

A. such notice, or in the Employer's sole discretion, payment in lieu of all or any part thereof, as is necessary to meet the minimum requirements under the ESA together with any other statutorily prescribed payments and entitlements, and

C. three weeks' notice, or in the Employer's sole discretion, payment in lieu of all or any part thereof, for each year of service (with a prorated entitlement for partial years of service), subject to a minimum of 18 weeks and a maximum of 52 weeks.

(iii) Notwithstanding the foregoing, any benefit, or other non-salary compensation, or other entitlement shall only continue to vest, accrue or be payable up to the later of (i) the date designated by the Employer as the effective date on which the period of employment ends, and (ii) the minimum period prescribed by the ESA, if any. The Employee acknowledges that the foregoing provisions are in satisfaction of and substitution for any and all statutory and common law rights with respect to notice of termination.

(iv) ***For greater certainty, by accepting this Agreement, the Employee understands that they are giving up any right to any common law reasonable notice, payment in lieu thereof, or any other compensation or related damages in lieu of such notice, except as strictly required by ESA.*** The Employee further acknowledges that as a condition of

receiving any portion of the foregoing that exceeds the minimum requirements under the ESA, the Employee shall be required to execute a comprehensive Release Agreement as drafted by counsel to the Employer. The Employee acknowledges that the Employer will provide an opportunity to review the Employer's current form of Release Agreement should the Employee wish to do so before accepting employment under this Agreement.

Employee Signature: *My signature confirms that I have read and understand the above subsection 5(a)(iv) and I have had the opportunity to seek independent legal advice regarding this subsection before signing this Agreement.*

X /s/ Mena Beshay

(v) In the event the Employee is found by a Court of competent jurisdiction to have been constructively dismissed by the Employer, or that the Employer did not have cause to terminate the Employee's employment as contemplated by subsection 5(a)(i) hereof, any entitlements of the Employee shall be limited to the provisions of subsections 5(a)(ii) (iii) and (iv) hereof.

(b) **Termination by the Employee**

This Agreement and the employment of the Employee hereunder may be terminated at any time by the Employee giving to the Employer 18 weeks' written notice.

The Employer reserves the right to waive any notice in excess of the foregoing and/or to require the Employee to refrain from further attendance at the workplace during any part of such notice period. The Employer's exercise of such rights shall not constitute a constructive dismissal.

(c) **Termination by Change of Control**

(i) For the purpose of this Agreement, "**Change of Control**" means:

A. A merger or acquisition in which the Employer is not the surviving entity, except for a transaction the principal purpose of which is to change the incorporating jurisdiction of the Employer;

B. the sale, transfer or other disposition of all or substantially all the assets of the Employer; or

C. any other corporate reorganization or business combination in which 50% or more of the outstanding voting stock of the Company is transferred, or exchanged through merger, to different holders in a single transaction of the Company or in a series of related transactions completing within 12 months.

(ii) If within the twelve-month period immediately following a Change of Control (as defined above), any of the following occur:

A. a material detrimental change in the Employee's duties, responsibilities, title or office in effect immediately prior to any Change of Control;

B. a failure by the Employer to increase the Employee's base salary, benefits, vacation or other form of compensation in a manner consistent (both as to frequency and as to a

percentage increase) with increases granted generally to the Employer's other executives;

C. a decrease in the Employee's base salary of more than 10% or a material decrease in the Employee's benefits, vacation, or other compensation;

D. a relocation of Employee's principal work location more than 40 kilometers from the Employee's work location immediately prior to any Change of Control; or

E. any other act or omission that would constitute a constructive dismissal at common law,

then the Employee may terminate this agreement by providing the Employer with notice in writing within thirty days of the Change of Control event. Upon provision of such notice, this Agreement shall be deemed to have been terminated by the Employer without cause, and the Employer shall provide the Employee with the greater of:

A. such notice, or in the Employer's sole discretion, payment in lieu of all or any part thereof, as is necessary to meet the minimum requirements under the ESA together with any other statutorily prescribed payments and entitlements, and

B. three weeks' notice, or in the Employer's sole discretion, payment in lieu of all or any part thereof, for each year of service (with a prorated entitlement for partial years of service), subject to a minimum of 26 weeks and a maximum of 52 weeks.

(iii) Notwithstanding the foregoing, any benefit, or other non-salary compensation, or other entitlement (save and except any benefits under the Aduro Clean Technologies Inc. Option Agreement between the parties) shall only continue to vest, accrue or be payable up to the later of (i) the date designated by the Employer as the effective date on which the period of employment ends, and (ii) the minimum period prescribed by the ESA, if any. The Employee acknowledges that the foregoing provisions are in satisfaction of and substitution for any and all statutory and common law rights with respect to notice of termination.

(iv) ***For greater certainty, by accepting this Agreement, the Employee understands that they are giving up any right to any common law reasonable notice, payment in lieu thereof, or any other compensation or related damages in lieu of such notice, except as strictly required by ESA.*** The Employee further acknowledges that as a condition of receiving any portion of the foregoing that exceeds the minimum requirements under the ESA, the Employee shall be required to execute a comprehensive Release Agreement as drafted by counsel to the Employer. The Employee acknowledges that the Employer will provide an opportunity to review the Employer's current form of Release Agreement should the Employee wish to do so before accepting employment under this Agreement.

Employee Signature: *My signature confirms that I have read and understand the above subsection 6(c)(iv) and I have had the opportunity to seek independent legal advice regarding this subsection before signing this Agreement.*

X /s/ Mena Beshay

(d) **Termination by Mutual Agreement**

This Agreement and the employment of the Employee hereunder may be terminated by mutual agreement of the parties hereto in writing, in which event the Employee shall continue to accrue and receive the Employee's said annual salary and benefits through to the date of termination reached pursuant to such mutual agreement.

(e) **Termination by Death**

This Agreement and the employment of the Employee hereunder shall be automatically terminated by the death of the Employee. All compensation to the Employee shall cease at the Employee's death.

(f) **Duty to Mitigate**

None of the provisions of this Agreement shall relieve the Employee from the Employee's duty to mitigate any and all damages resulting from the termination of this Agreement or the employment of the Employee hereunder or to mitigate with respect to the provisions of subsection 5(a)(ii) hereof. Without limiting the generality of the foregoing, the Employee specifically acknowledges and agrees that the Employee's entitlement (if any) pursuant to subsection 5(a)(ii) hereof that exceeds the minimum requirements under the ESA is subject to the Employee's duty to mitigate and account for any mitigation earnings. Accordingly, the Employee shall immediately report any mitigation earnings to the Employer upon receipt of the same.

(g) **Temporary Lay-Off**

The Employer reserves the right in response to economic or other business conditions, as determined in the absolute discretion of the Employer, to place the Employee on a temporary lay-off in accordance with the minimum requirements of the ESA. Any such lay-off shall not constitute a termination of the Employee's employment or a constructive dismissal.

6. CONFIDENTIALITY AND NON-DISCLOSURE

(a) The Employee shall hold in strict confidence the business and affairs of the Employer, its affiliates and each of their respective customers/clients and all information relating thereto. During this Agreement and any time thereafter, the Employee will not directly or indirectly disclose to any third party or use for any other purpose than that of the Employer, the following:

(i) Information relating to existing or potential suppliers, markets, marketing plans, marketing activities, marketing strategies, sales and distribution, employer assets and businesses, present or contemplated developments, financial information, financial structure, past, present, or prospective financing arrangements, past, present or prospective partner lists, past, present or prospective consultant lists, past, present or prospective sales consultant lists, past, present or prospective investor lists, techniques of operation, trade secrets, any information regarding ingredients, formulae, formulation and/or recipes for the manufacture and/or compounding of the products made by the Employer or its affiliated companies, programs, requirements, business strategies, business plans, business opportunities, business proposals, concepts, ideas, products, apparatus, devices, materials, technology, know-how, technical information, technical developments, research and development, data, processes, inventions, developments, formulations, compounds, applications, methods of manufacture, techniques, costs, pricing information, pricing strategies, pricing or timing of any contracts, as well as the similar confidential information of third parties that the Employer has agreed to keep confidential;

(ii) Information respecting the identity of any past customer/client, current customer/client, or prospective customer/client of the Employer;

(iii) Information otherwise disclosed to the Employer on a confidential basis by third parties;

(iv) information otherwise identified to the Employee as confidential information; and

(v) Information which in the reasonable judgment of a person employed in the industry would be considered to be confidential,

all of the foregoing collectively **"Confidential Information"**.

(b) The Employee's obligations of confidence described above include, without limiting the generality of the foregoing:

(i) Taking every reasonable step to prevent third parties from obtaining, examining and/or making copies of any Confidential Information or other information, documents or papers (whether in tangible or intangible form) relating to the Employer or its business, prepared by the Employee or that come into the Employee's possession or under the Employee's control by reason of the Employee's employment hereunder;

(ii) Using the Employee's best efforts to follow all confidentiality, security and information technology policies of the Employer;

(iii) Using the aforementioned information solely as may be required in connection with the Employee's duties hereunder and strictly in accordance with policies, procedures and instructions prescribed by the Employer; and

(iv) Upon termination of this Agreement, turning over to the Employer all documents or papers (whether in electronic or hard copy form) and any other property or materials in the Employee's possession or under the Employee's control that contain or constitute Confidential Information or otherwise relate to the business of the Employer or its customers/clients.

(c) It is understood that Confidential Information does not include information which is:

(i) Widely and generally available to the public other than by breach of obligations of confidence owed by the Employee;

(ii) Rightfully received by the Employee, outside of the course of the Employee's employment, from a third party without confidentiality limitations (as can be demonstrated by the Employee by reference to the Employee's records);

(iii) Independently developed by the Employee without recourse to any Confidential Information of the Employer or its customers/clients (as can be reasonably demonstrated by the Employee by reference to the Employee's records);

(iv) Known to the Employee prior to first receipt of the same in the course of the Employee's employment (as can be demonstrated by the Employee by reference to the Employee's records);

(v) Permitted to be disclosed by law under any applicable "whistleblower" legislation; or

(vi) Required to be disclosed by law or court order (provided that the Employee used the Employee's best efforts to immediately advise the Employer of the demand to disclose such information so that the Employer can seek appropriate protective orders).

The mingling of Confidential Information with information that falls within one or more of the exceptions above shall not impair the status of, or obligations of confidence and non-use respecting, the confidential parts.

7. NON-SOLICITATION

(a) The Employee acknowledges that the Employee has a fiduciary obligation to the Employer and the Employee agrees that the Employee will not during the Employee's employment with the Employer or within 6 months thereafter, directly or indirectly:

(i) Attempt to obtain the withdrawal from the Employer or its affiliates of any of their respective employees or independent contractors;

(ii) Approach or solicit, or assist any person to induce or solicit, any customer/client, potential customer/client or maturing business opportunity of the Employer or its affiliates in order to attempt to direct any such customer/client, potential customer/client or maturing business opportunity away from the Employer or its affiliates;

(iii) Solicit or divert any business away from the Employer or its affiliates;

(iv) Induce or persuade any customer/client, potential customer/client, supplier, potential supplier, agent or other person under contract or otherwise associated or doing business with the Employer or its affiliates to reduce or alter any such association or business with the Employer or its affiliates; or

(v) Otherwise interfere or attempt to interfere with any of the contractual, business or economic relationships of the Employer or its affiliates with other parties.

For the purpose of this subsection 7(a) the parties agree that the definition of customer/client, potential customer/client, maturing business opportunity, supplier and agent shall include only those parties with whom the Employee has had not insignificant dealings by virtue of the employment relationship herein within the preceding 12 months.

(b) The provisions of this section shall survive the termination of the employment relationship herein and shall be enforceable notwithstanding the existence of any claim or cause of action of the Employee against the Employer whether predicated upon this Agreement or otherwise.

(c) If a court of competent jurisdiction would otherwise declare any portions of this section 7 void or unenforceable in the circumstances, such portions of this section shall be reduced in scope, territory and/or duration of time to such an extent that such court would hold the same to be enforceable in the circumstances. The portions of this section with respect to scope, territory and duration shall be separate and distinct and fully severable without affecting the enforceability of the entire section.

8. PERSONAL INFORMATION AND PRIVACY ACKNOWLEDGMENT

(a) The Employee agrees that the Employer may contact any references identified in the Employee's application for employment and may obtain from such references any information the Employer may require to assess the Employee's qualifications for any position. The Employee also hereby authorizes each such reference to provide the Employer with such information.

(b) The Employee further agrees that the Employer may collect, use and disclose the information provided by the Employee for the purpose of processing the Employee's application for employment and assessing the Employee's qualifications for particular positions. The information provided shall become part of the Employee's personnel file and shall be used by the Employer to manage the employment relationship.

(c) The Employer will collect, use and disclose the Employee's personal information (defined as information about an identifiable individual) to establish, manage, terminate and administer the employment relationship, in accordance with any applicable privacy laws. The Employer will use and/or disclose the Employee's personal information to third parties where required for the following purposes: (1) for payroll/direct deposit; (2) to manage and promote the Employer's business; (3) to sell, acquire, finance and transfer businesses; (4) for any other purposes that a reasonable person would consider appropriate in the circumstances of an employment relationship, and (5) where required or permitted by law to do so, subject to any applicable privacy laws. The Employer may use or transfer the Employee's personal information outside of Canada, including the U.S., where privacy laws may offer different levels of protection from those in Canada. In such cases, the personal information may be subject to access by and disclosure to law enforcement agencies in those foreign jurisdictions. The Employee hereby expressly consents to the Employer's collection, use, disclosure, and retention of the Employee's personal information for the above noted purposes. The Employee's personal information will be kept in Sarnia, Ontario and will be only accessible to the following categories of the Employer's employees: the CEO, the COO and Human Resources. The Employee will be able to access and rectify any of the Employee's personal information kept by the Employer pursuant to applicable privacy laws.

9. OWNERSHIP OF PROPERTY

(a) The Employee agrees that during the term of the Employee's employment with the Employer and thereafter any and all equipment, devices or other property provided to the Employee by the Employer shall remain the property of the Employer. The foregoing shall include all property (whether in electronic or hard copy form) including without limitation: USB memory sticks or electronic storage devices, computers, peripherals, software, cellular phones, keys, door passes and any other equipment, records reflecting proprietary information include, but are not limited to, all memoranda, notes, emails, records, reports, manuals, drawings, blueprints, customer lists, employee lists, partner lists, consultant lists, investor lists, software programs, rolodexes, address lists, notebooks, and any other documents of a confidential nature belonging to the Employer or reflecting proprietary information, including all copies of such materials that the Employee may then possess or have under the Employee's control (including any proprietary information, intellectual property (as defined in section 10, below), or Employer records stored on any personal computer or other electronic storage device). The Employee further agrees that upon termination of employment for whatever reason, the Employee shall not retain any document or data of any description containing or pertaining to the Employer's property, proprietary information or intellectual property (as defined in section 10, below), stored on any personal computer or other electronic storage device.

(b) Upon termination of this Agreement, the Employee shall immediately return to the Employer any and all of the foregoing property and shall return to the Employer any other property which has been leased or rented by the Employer for use by the Employee.

(c) The Employee agrees that upon termination of this Agreement the Employee shall take all reasonable steps required by the Employer to assist in the orderly transfer of the information, documentation and other property of the Employer in the possession of the Employee, including but not limited to providing password and login information for work-related accounts.

(d) The Employee hereby directs the Employer to deduct from any payments owing to the Employee any money owing by the Employee to the Employer, and this shall be a sufficient written authorization in that regard.

10. INTELLECTUAL PROPERTY

(a) **"Intellectual Property"** means (a) all inventions, processes, discoveries, developments, or improvements, whether or not patentable, or whether subject of patent(s) or application(s) therefor, (b) all copyright-protected works (including, without limitation, all literary, artistic, dramatic, musical works and software), (c) all brand names, logos, slogans, product names, service names, trademarks, trade dress, corporate names, business names, trade names, and domain names, all whether or not registrable or subject of registrations or applications for registration and all goodwill associated therewith, (d) all designs and industrial designs, whether or not patentable or registrable, and whether or not patented or registered, or the subject of application(s) for registration, (e) all formulae, confidential information, trade secrets, know-how, and any information having commercial value, and (f) all other intellectual and industrial property whether or not registered subject of application(s) for registration.

(b) All Intellectual Property provided to the Employee by the Employer (or to which the Employee is provided access) which relates to the Employer, its business, its operations or its clients (including Intellectual Property of affiliates, suppliers, licensors or clients of the Employer) **("Employer IP")** shall remain the exclusive property of the Employer (and/or its affiliates, suppliers, licensors and clients as applicable) at all times.

(c) All Intellectual Property created, developed, generated or discovered by the Employee during the term of the Employee's employment (in whole or in part, whether alone or in combination with others, whether or not during business hours, whether or not at any premises of the Employer and whether or not using any property of the Employer) which relates to the Employer, its business, its operations or clients, including all work product created, developed or generated by the Employee in the conduct of the Employee's employment **("Employee-created IP")** shall be the exclusive property of the Employer at all times.

(d) The Employee shall assign and transfer to the Employer, unconditionally and without requirement for further compensation or consideration, (and hereby so assigns and transfers to the Employer) all Employee-created IP and all of the Employee's worldwide right, title and interest therein (including all Intellectual Property rights therein).

(e) The Employee shall not, without the express prior permission of the Employer, use in the performance of the Employee's employment responsibilities or add or incorporate into any Employee-created IP any Intellectual Property which belongs to the Employee (including any Intellectual Property developed by the Employee prior to the Employee's employment with the

Employer) or which is owned by any other person or entity (including Intellectual Property owned by any former Employer or any "open source" Intellectual Property).

(f) During and after the term of the Employee's employment, the Employee shall, upon the request of the Employer, sign all lawful documents and do all lawful things as requested by the Employer for the purpose of affecting and confirming the assignment and transfer of Employee-created IP to the Employer and for the purpose of allowing the Employer to register, protect and enforce its rights in Employee-created IP.

(g) The Employee shall access and use all Employer IP and Employee-created IP for the sole purpose of performing the Employee's employment responsibilities and for no other purpose. The Employee acknowledges that the Employer reserves the right to request information about the Employee's use of its Intellectual Property, as defined in subsection 10(a), and the Employee hereby agrees to respond to such inquiries in an expeditious, honest, and forthright manner.

(h) The Employee waives all moral rights the Employee may have in any Employee-created IP.

(i) Apart from the limited rights set out herein to access and use Employer IP and Employee-created IP for the performance of the employment responsibilities herein, the Employee has no right, title or interest in any Employer IP or Employee-created IP and has no other right or licence to access, use or otherwise exploit any Employer IP or Employee-created IP.

(j) The Employee agrees that this Agreement provides for the express disposition of any Domain Name comprised of, containing, or confusing with, the Employer's name or trademarks (the **"Employer Domain Names"**) upon termination of this Agreement, and the failure of the Employee to transfer the Employer Domain Names to the Employer upon termination shall constitute bad faith registration and an absence of legitimate interest as per the Uniform Dispute Resolution Policy or CIRA's Dispute Resolution Policy, or whatever dispute resolution policy applies. The Employee agrees that under no circumstances would its registration of any Employer Domain Names be legitimate and bona fide in nature.

(k) The failure by the Employer to insist upon the strict performance of the provisions of this section or to exercise any provision hereof, shall not act as a waiver of any right, promise or term, which shall continue in full force and effect. No single or partial exercise of any right or remedy by the Employer shall preclude any other or future exercise of any other right or remedy as provided at law or in equity which rights and remedies are cumulative and not exclusive of any right or remedy provided at law or in equity.

11. DISCLOSURE AND SOCIAL MEDIA

(a) The Employee acknowledges that the Employee is not a party to any prior agreements which have created, or which could create in any third party rights which are or could become inconsistent with the Employee's obligations herein, and the Employee agrees that the Employee will fully disclose to the Employer at the Employee's earliest opportunity any such prior agreements as well as any claims made or notices provided by a third party which allege any such agreement or interest.

(b) The Employee agrees not to bring onto the Employer's premises or make any unauthorized use or disclosure whatsoever of any trade secrets, confidential information or proprietary property of any third party or any of the Employee's former employers, including without limitation, any trademarks or copyrighted materials, during the course of the Employee's employment with the Employer.

(c) The Employee undertakes and agrees that after the termination of the Employee's employment hereunder and prior to entering into any contractual relationship with any other party to serve as an officer, director, employee, partner, advisor, joint-venturer or in any other capacity with any other business, undertaking, association, partnership, firm, enterprise or venture, the Employee shall disclose to such other party sections 6, 7, 9 and 10 of this Agreement.

(d) The Employee further undertakes and agrees that no later than three business days after the termination or resignation of the Employee's employment hereunder the Employee will take all necessary steps to update their personal social media accounts to reflect that the Employee is no longer employed by the Employer.

12. EXPENSES

The Employer agrees to reimburse the Employee for travel, business, and other out-of-pocket expenses actually and reasonably incurred by the Employee, in connection with the Employee's duties and responsibilities, provided that these expenses are approved in advance in writing by the CEO and conditional upon the Employee providing adequate supporting documentation in connection with the same.

13. APPLICABLE LAW AND SEVERABILITY

(a) This Agreement and the rights and obligations of the parties hereunder shall be construed and governed in accordance with the laws of the Province of British Columbia. Mandatory and exclusive jurisdiction and venue of any claim, dispute, matter, controversy or action shall be in the courts of the Province of British Columbia, without regard to choice of law or conflicts of law principles, to the exclusion of all other venues and forums and the parties hereby waive any and all objections to such venue including personal jurisdiction and forum non-conveniens.

(b) It is intended that all aspects of this Agreement shall comply with the ESA. The provisions of the ESA, as they may from time to time be amended, are deemed to be incorporated herein and shall prevail if greater. In the event that any Employee entitlements under the ESA exceed the contractual provisions of this Agreement, then those legislative entitlements shall replace the said contractual provisions and no further entitlements or payments are due to the Employee pursuant to the ESA or at common law. In circumstances where the ESA entitles the Employee to any entitlement for the same purpose that is covered by any of the Employer's policies, those statutory entitlements shall be incorporated into the Employer's policies and all Employer provided benefits will be applied to and credited toward such corresponding statutory entitlements.

(c) The provisions of this Agreement shall be deemed severable and in the event that any provision herein or part thereof shall be deemed void, invalid, illegal or unenforceable for any reason by a court or other lawful authority of competent jurisdiction, the remainder of this Agreement shall continue in force with respect to the enforceable provisions and all rights accrued under the enforceable provisions shall survive any such declaration.

14. ENTIRE AGREEMENT

This Agreement and the documentation referred to herein contain the entire understanding and agreement between the parties hereto with respect to the employment of the Employee and the subject matter hereof and any and all previous agreements and representations, written or oral, express or implied, between the parties hereto or on their behalf, relating to the employment of the Employee by the Employer and the subject matter hereof, are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other of and from all manner of actions,

causes of action, claims and demands whatsoever under or in respect of any such prior agreements and representations. Except as provided herein, no amendment or variation of any of the provisions of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

15. SURVIVAL AND ENFORCEABILITY

(a) The provisions of sections 6, 7, 9, 10 and subsections 11(c) and 11(d) of this Agreement as well as this section 15 shall each survive the termination of the employment relationship herein and shall be enforceable notwithstanding the existence of any claim or cause of action of the Employee against the Employer whether predicated upon this Agreement or otherwise.

(b) The Employee acknowledges that a breach of any of the provisions in sections 6, 7, 9 and 10 of this Agreement will give rise to irreparable harm and injury non-compensable in damages. Accordingly, the Employer or such other party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing provisions, in addition to any other legal remedies which may be available. The Employee further acknowledges and agrees that the enforcement of a remedy hereunder by way of injunction will not prevent the Employee from earning a reasonable livelihood. The Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Employer's legitimate business interests and are reasonable in scope and content.

16. NOTICES

(a) Any consent, approval, notice, request, or demand required or permitted to be given by one party to the other shall be in writing (including, without limitation, email or telecopy communications) to be effective and shall be deemed to have been given on the earlier of receipt or the fifth day after mailing by registered mail as follows:

(i) If to the Employee, to it at:

MENA BESHAY

[redacted]

(ii) If to the Employer, at:

ADURO ENERGY INC.

Attention: Ofer Vicus, CEO

[redacted]

or such other address as may have been designated by written notice.

(b) Any consent, approval, notice, request or demand aforesaid if delivered, emailed or telecopied shall be deemed to have been given on the date of such delivery, email or telecopy transmission. Any such delivery shall be sufficient, inter alia, if left with an adult person at the above address of the Employee in the case of the Employee, and if left with the receptionist at the above address of the

Employer in the case of the Employer. The Employer or the Employee may change its or the Employee's address for service, from time to time, by notice given in accordance with the foregoing.

17. COUNTERPARTS, ELECTRONIC SIGNATURES, AND ELECTRONIC TRANSMISSION

(a) This Agreement may be executed by the parties in separate counterparts each of which, when executed, shall be considered to be an original and all of which shall constitute the same agreement.

(b) This Agreement may be electronically signed and those electronic signatures are the same as handwritten signatures for the purposes of creating a valid, binding, and admissible agreement.

(c) Delivery and acceptance of this Agreement or counterparts of it, by facsimile, e-mail or other functionally equivalent electronic means of transmission, constitutes valid, enforceable and effective delivery and acceptance.

18. LANGUAGE

At the express demand of the parties, this Agreement has been drafted in the English language. À la demande expresse des parties, le présent contrat a été rédigé en langue anglaise.

(Signature page to follow)

19. INDEPENDENT LEGAL ADVICE

The Employee acknowledges that the Employee is aware that the Employee has the right to obtain independent legal advice before signing this Agreement. The Employee hereby acknowledges and agrees that either such advice has been obtained or that the Employee does not wish to seek or obtain such independent legal advice. The Employee further acknowledges and agrees that the Employee has read this Agreement and fully understands the terms of this Agreement, and further agrees that all such terms are reasonable and that the Employee signs this Agreement freely, voluntarily and without duress.

The parties have expressed their acceptance of the above terms by duly executing this Agreement to be effective as of the date first written above, on page 1 of this Agreement.

IMPORTANT: Before the Employee accepts this offer, the Employer, again, specifically draws the Employee's attention to section 3 (Compensation) and section 5 (Cessation and Termination of Employment), each of which contains significant limitations on the Employee's rights if employment with the Employer ends for any reason whatsoever, and subsection 3(h), which provides the contractual ability to reduce compensation.

Signed by the Employee on:
May 19, 2022

/s/ Mena Beshay
MENA BESHAY

Signed by the Employer on:
May 19, 2022

ADURO ENERGY INC.

Per: /s/ Ofer Vicus c\s
Ofer Vicus, CEO
I have authority to bind the corporation

APPENDIX "A"
POSITION SUMMARY

1. The Employee will also be required to perform work with respect to and for other entities related to the Employer (the "Affiliates"). For such all such work the Employer and those Affiliates shall be vicariously liable for the acts and omissions of the Employee as it may relate to each Affiliate. The parties explicitly agree that all duties, obligations and a restrictive covenants that apply under this Agreement apply to and are owed to the Affiliates. Having said that, the parties shall be bound to the British Columbia ***Employment Standards Act*** as amended from time to time, in all instances.

2. The Employee is employed in the position of Chief Financial Officer ("CFO") and shall report to the Chief Executive Officer ("CEO") of the Company. The Employee's duties shall include responsibilities and duties reasonable commensurate with the position of CFO. Some responsibilities include the following:

   (a) Responsible for all financial and accounting functions including policy development and implementation.

   (b) Implement a robust financial management / reporting system; ensure that financial data and cash flow are steady and support operational requirements

   (c) Work with the CEO on the company's strategic vision including fostering and cultivating shareholder and stakeholder relationships.

   (d) Provide the Company with an operating budget. Work with the CEO and department heads to provide adequate resources to support budget objectives, and information to ensure proper budget management.

   (e) Assess the benefits of all prospective contracts and advise the Executive Team on financial implications.

   (f) Oversee the management and coordination of all fiscal reporting activities for the Company.

   (g) Monitor banking activities of the organization and negotiate bank credit facilities on behalf of the Company.

   (h) Manage organizational cash flow and forecasting to meet the Company's needs.

   (i) Oversee tax and accounting related requirements for the company's operations.

   (j) Oversee all purchasing, disbursement, and payroll activities for the Company.

   (k) Attend Board and Subcommittee meetings.

   (l) Maintain and understand the equity history and capitalization table of the Company.

   (m) Member of the Executive Leadership Team, responsible for influencing company direction, growth, strategic planning, and financial forecasting.

   (n) Effectively communicate and present the critical financial matters to management and the Board of Directors when required.

APPENDIX "B"
REMOTE WORK AGREEMENT

This Remote Work Agreement (this **"Agreement"**), effective as of the date of the Employment Agreement on page 1, is between the Employee and the Employer (hereinafter jointly referred to as the **"Parties"**).

The Parties agree as follows:

1. Purpose

The purpose of this Agreement is to set out the terms and conditions under which the Employee shall be working remotely. The Employee remains obligated to comply with all of the Employer's policies, practices, and instructions that would apply if the Employee was not working remotely but rather was working at a physical worksite secured by the Employer.

2. Scope of Agreement and Application

Other than those duties and obligations expressly imposed on the Employee under this Agreement, the duties, obligations, responsibilities, terms and conditions of the Employee's employment with the Employer remain unchanged. The Employee's salary and participation in applicable benefits, bonus (where applicable), and non-salary compensation shall remain unchanged.

The terms "remote work location" or "remote workplace" shall mean the Employee's residence or any other remote work location approved by the Employer. For greater clarity, in the Employer's absolute and unfettered discretion, the Employer may approve more than one remote work location.

3. Governing Law

This Agreement shall be construed, interpreted, and enforced according to the laws of the Province of British Columbia.

It is intended that all aspects of this Agreement shall comply with the minimum requirements under the British Columbia ***Employment Standards Act***, as amended from time to time (hereinafter referred to as the "ESA"). The provisions of the ESA, as they may from time to time be amended, are deemed to be incorporated herein and shall prevail if greater. In the event that any Employee entitlements under the ESA exceed the contractual provisions of this Agreement, then those entitlements pursuant to the ESA shall replace the said contractual provisions and no further entitlements or payments are due to the Employee pursuant to the ESA or at common law.

The Employee understands that it is the Employer's expectation that remote work will be performed in British Columbia. Although this is a remote work arrangement, the Employee is not entitled to work from outside of British Columbia without our permission, except for occasional brief periods of less than 10 consecutive business days ("**Occasional Periods**").

The Employer is not obliged to grant the Employee permission to work from locations outside of British Columbia for frequent or prolonged periods. Therefore, if ever the Employee wishes to perform work from outside of British Columbia in circumstances that do not fit the definition of Occasional Periods, the Employee must contact the Employer at least one month in advance (or, in situations of urgency, as soon

as the Employee first becomes aware that they need to leave British Columbia, to discuss whether (and if so, under what conditions), the Employer is prepared to permit that. For each request, the Employer reserves the right to impose such permission conditions that the Employer deems necessary, or deny the request. Where a request is denied, if the Employer deems it appropriate, the Employer may (but is not obligated to) offer the Employee the option of using accrued vacation and/or taking an unpaid leave of absence.

4. Term of Agreement

The term of this Agreement is indefinite.

Either party may terminate this Agreement and the Employee's participation as a remote worker, without cause, by providing 18 weeks written notice to the other party. The Employer may terminate this Agreement immediately for material breach of this Agreement or any Employer policies. The Employer will not be held responsible for costs, damages, or losses resulting from cessation of participation as a remote worker.

5. Work Schedule

The Employee agrees to perform official duties and to limit personal business during working hours at the remote work location.

6. Work Performance

The Employee agrees to maintain regular communication and provide regular reports, if required, by the Employer. The Employee understands that a decline in work performance may result in termination of the remote work agreement by the Employer. Work performance decline may also result in discipline up to and including termination of employment.

7. Standards of Conduct

The Employee agrees to be bound by the Employer's policies and procedures with respect to professional conduct while working at the remote workplace. Violation of the foregoing may result in termination of this Agreement.

Nothing in this Agreement precludes the Employer from taking any appropriate disciplinary action with respect to the Employee, up to and including termination of employment, in the event that the Employee fails to comply with the provisions of this Agreement.

8. Employer Equipment and Software

Equipment and electronic network requirements for any remote work arrangement shall be decided upon a case-by-case basis and an agreement will be reached between the Employer and the Employee. The Employee agrees that the use of equipment, including but not limited to software, data, and supplies, provided by the Employer for use at the remote work location, is limited only to authorized persons and only for purposes related to Employer-related work.

The Employee must not duplicate Employer-owned software and will comply with the licensing agreements for use of all software owned or licensed by the Employer. The Employee shall comply with the Employer's policies, procedures, guidelines for use of computer hardware and software.

The Employee agrees not to take such prohibited actions, including but not limited to: any form of hardware expansions, reductions, or other alterations; any form of system configuration change that may negatively impact the operating stability and security of the Employer system; and any installation of software not owned by the Employer (unless prior written approval is obtained from the Employer).

The Employer, at its sole discretion, may choose to purchase equipment and related supplies for use by the Employee while working remotely, or permit the use of Employee-owned equipment. The decision to remove or discontinue use of such equipment, data and/or software shall rest entirely with the Employer. Equipment purchased for use by the Employee shall remain the property of the Employer.

If the Employee requests to use their own equipment, then the Employee is responsible for maintenance and repair unless otherwise agreed to by the Employer. The Employer must be consulted regarding the configuration of any remote location's electronic security. The Employer does not assume liability for loss, damage, or wear of Employee-owned equipment. The Employee is responsible for installation, service, and maintenance of any Employee-owned equipment used.

The Employee acknowledges and agrees that all Employer equipment, documentation, and information will be properly protected and secured. Any equipment must not be left unattended in any vehicle at any time.

In the event legal action is necessary to regain possession of Employer-owned, leased, or licensed equipment, software data and/or supplies, the Employee agrees to pay all costs incurred by the Employer, including reasonable legal fees associated therewith.

In the event of Employer equipment failure or malfunction, the Employee agrees to immediately notify the Employer in order to effect immediate repair or replacement of such equipment. In the event of delay in repair or replacement, or because of other circumstance, which make it impossible for the Employee to work remotely, the Employee understands that the Employee may be assigned to do other work, at the Employer's sole discretion.

Furniture, lighting, household safety equipment, incidental to use of Employer-owned equipment, software and supplies shall be appropriate for their intended use and shall be used and maintained in a safe condition, free from defects and hazards at the Employee's cost.

9. Remote Workplace and Workspace

The Employee agrees to designate a workspace within the Employee's remote work location for placement and installation of equipment. The workspace must be adequate for performance of the Employee's official duties. It is understood that the remote working environment includes high speed internet connection that allows access to key corporate files and/or databases.

10. Safety, Ergonomics, Accommodation, and Inspections

The Employee and the Employer agree to work together to ensure that the remote work location is safe and ergonomically suitable.

The Employee shall maintain this workspace in a safe condition, free from hazards and other dangers to the Employee and equipment. It is the Employee's responsibility to ensure that the workspace complies with all applicable provincial and local health, safety, environmental and zoning laws or by-laws.

The Employer has an accommodation process in place and provides accommodations for employees with disabilities. If the Employee has specific ergonomic needs or requires other accommodation because of a

disability or a medical need, please contact Ofer Vicus, CEO, to discuss arrangements for appropriate follow-up.

The Employer will arrange on-site visits to the Employee's remote workplace, at a mutually agreed upon time, to ensure that the designated workspace is safe and free from hazards and to maintain, prepare, inspect or retrieve Employer-owned equipment, software, files and/ or supplies. Such on-site visits may be conducted "virtually".

The Employee agrees to advise the Employer immediately of any changes that may have an impact on the safety of their remote work site, including, but not limited to, major renovations or damages to the remote work location.

11. Reimbursement

The Employee agrees that the Employer will not be responsible for operating costs, home maintenance, or any other incidental cost (e.g. utilities, insurance, etc.) whatsoever, associated with the use of the Employee's residence or computer equipment. The Employer will reimburse the Employee for expenses authorized in writing in advance by Ofer Vicus, CEO and incurred while conducting business for the Employer.

12. Security of Confidential Information

The Employee agrees that all Employer-owned data, software, equipment, facilities, and supplies must be properly protected and secured. Employer-owned data, software, equipment, facilities and supplies must not be used to create Employee-owned software or personal data. The Employee will comply with all Employer policies and instructions regarding security of confidential information. Any software, products or data created as a result of work-related activities are owned by the Employer and must be produced in the approved format and medium.

Without limiting the generality of the foregoing, the Employee agrees to:

(a) ensure the Employee's remote workplace and workspace is properly secured and protected against theft, unauthorized access, and damage;

(b) ensure electronic files, Employer-supplied equipment, devices, and supplies are properly protected and secured; and

(c) ensure all confidential information and documentation must be in a locked secure place when not in use and not in any manner accessible to household members and visitors to the Employee's remote work location; and

(d) comply with all legal requirements regarding disclosure of Employer information.

14. Tax Implications

The Employee shall be solely responsible for determining any income tax implications of maintaining the remote workplace. The Employer will not provide tax guidance nor will the Employer assume any additional tax liabilities with respect to the remote work arrangement.

The parties have expressed their acceptance of the above terms by duly executing this Agreement below.

/s/ Mena Beshay

Mena Beshay , May 19, 2022

Date

ADURO ENERGY INC. /s/ Ofer Vicus , May 19, 2022

Ofer Vicus, CEO

Date